                                                                    EXHIBIT 23.5

                                     CONSENT

     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-4 as a person who is about to become a director of Pinnacle Global Group, Inc.

October 26, 1999


                                       /s/  BEN T. MORRIS
                                      -------------------------
                                            Ben T. Morris